Exhibit 23.2

Independent Auditors’ Consent

We consent to the use in this Registration Statement of Portec Rail Products, Inc. on Form S-1 of our report dated October 30, 2003, appearing in the Prospectus, which is part of this Registration Statement and to the reference to us under the heading “Experts” in such Prospectus.

Evansville, Indiana
December 15, 2003